Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 1, 2026, with respect to the financial statements of the sub-accounts that comprise Nationwide VL Separate Account-G, and the related notes (collectively, the financial statements), included in the Statement of Additional Information which is incorporated by reference herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-272262 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
October 6, 2026

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 8, 2026, with respect to the statutory financial statements and financial statement schedules of Nationwide Life and Annuity Insurance Company, included in the Statement of Additional Information which is incorporated by reference herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-272262 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
October 6, 2026